UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01(e).  Compensatory Arrangements

As described in Item 8.01 of this Form 8-K, at the 2007 Annual Meeting of Stockholders, the stockholders of Citadel Broadcasting Corporation (“Citadel”) approved (i) the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (the “Long-Term Incentive Plan”); (ii) an increase in the number of shares available for issuance under the Long-Term Incentive Plan by 8,000,000 shares; and (iii) the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan. Copies of the Long-Term Incentive Plan, as amended at the 2007 Annual Meeting of Stockholders, and the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan are filed herewith as Exhibits 10.1 and 10.2.

Item 8.01.	Other Events.

Citadel declares special cash distribution of $2.46 per share, contingent on closing of the ABC Radio merger

In a press release filed herewith as Exhibit 99.1, Citadel today announced that in preparation for the pending merger (the “Merger”) of Alphabet Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Citadel, with ABC Radio Holdings, Inc. (“ABC Radio”), a wholly owned subsidiary of The Walt Disney Company (“TWDC”), which Merger is contemplated by the Agreement and Plan of Merger dated as of February 6, 2006, as amended, by and among Citadel, Merger Sub, TWDC and ABC Radio (the “Merger Agreement”), Citadel’s Board of Directors has declared, subject to the consummation of the Merger, a special cash distribution of $2.46 per share. The special cash distribution will be payable to Citadel stockholders of record as of the record date. The record date for the special cash distribution shall be as of the second trading day prior to consummation of the Merger. Pursuant to the terms of the Merger Agreement, payment of the special cash distribution is conditioned on the completion of the Merger and will be made immediately prior to the effective time of the Merger. The parties currently expect the pending Merger to close on Tuesday, June 12, 2007. The closing remains subject to the satisfaction or waiver of conditions contained in the Merger Agreement. Citadel anticipates that the record date for its special cash distribution will be Friday, June 8, 2007.

Actions taken at the 2007 Annual Meeting of Stockholders

On May 22, 2007, Citadel held its 2007 Annual Meeting of Stockholders for the purpose of considering and acting upon the following:

1.	the election of three Class I directors to the Company’s Board of Directors;

2.	the approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan and related modifications to the Long-Term Incentive Plan;

3.	the approval of an increase in the number of shares available for issuance under the Long-Term Incentive Plan by 8,000,000 shares;

4.	the approval of the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan; and

5.	the ratification of the appointment of Deloitte & Touche LLP to serve as independent registered public accountants for the year ending December 31, 2007.

All of the proposals were approved by the stockholders. Copies of the Long-Term Incentive Plan, as amended by proposals 2 and 3 above, and the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan are filed herewith as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan

10.2	Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan

99.1	Press release issued May 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: May 25, 2007	By:	/s/ JACQUELYN J. ORR
Name: Jacquelyn J. Orr
Title: General Counsel & Vice President